SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

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☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material under §240.14a-12

Astronics Corporation
(Name of Registrant as specified in its charter)

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ASTRONICS CORPORATION
130 COMMERCE WAY, EAST AURORA, NEW YORK 14052

Dear Fellow Shareholders:

It is my pleasure to invite you to attend the 2007 Annual Meeting of Shareholders to be held at Astronics Corporation, 130 Commerce Way, East Aurora, New York, at 10:00 a.m. on Wednesday, May 9, 2007. The doors will open at 9:30 a.m. Please arrive early and join us for a tour of our facility. Directions are on the inside cover.

Your vote is important. To be sure your shares are voted at the meeting, even if you are unable to attend in person, please sign and return the enclosed proxy card(s) as promptly as possible. This will not prevent you from voting your shares in person if you do attend.

The Annual Meeting of Shareholders will be held to consider and take action with regard to the election of six directors, the approval of the selection of the Company’s auditors and a shareholder proposal.

Complete details are included in the accompanying proxy statement.

I look forward to meeting with you and hearing your views on the progress of Astronics.

Kevin T. Keane
Chairman of the Board

East Aurora, New York
April 6, 2007

DIRECTIONS TO ASTRONICS CORPORATION
130 COMMERCE WAY, EAST AURORA, NY 14052

•	From I-90 (NYS Thruway), take exit 54 “Route 400 South.”

•	Take Route 400 South for about 11 miles to the “Route 20A/East Aurora” exit.

•	Turn right at the end of the exit ramp onto Route 20A. Continue on 20A (also known as Main Street in East Aurora) through the village of East Aurora. After approximately 1.5 miles you will continue through a traffic circle (stay on Route 20A).

•	Continue on 20A for about .75 miles. Turn left onto Commerce Way (US Post Office is on corner). Astronics is at the end of Commerce Way.

Astronics Corporation telephone number: 716-805-1599.

ASTRONICS CORPORATION
130 COMMERCE WAY, EAST AURORA, NEW YORK 14052

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DEAR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Astronics Corporation will be held at Astronics Corporate Headquarters, 130 Commerce Way, East Aurora, New York, on Wednesday, May 9, 2007 at 10:00 a.m., to consider and take action on the following:

1.	To elect the Board of Directors;

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the current fiscal year;

3.	To consider and vote upon a shareholder proposal recommending the Board of Directors take action to convert all of the Company’s shares of Class B Stock into shares of Class A Stock; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 14, 2007 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

It is important that your shares be represented at the Annual Meeting whether or not you plan to attend. Accordingly, we request that you vote at your earliest convenience. You may vote by mail, telephone or internet. Further instructions are contained in the enclosed proxy card.

By Order of the Board of Directors

DAVID C. BURNEY, Secretary

East Aurora, New York
Dated: April 6, 2007

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
May 9, 2007

This Proxy Statement and the enclosed form of proxy are furnished to the Shareholders of Astronics Corporation, a New York corporation (“Astronics” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 9, 2007 at 10:00 a.m., and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. In addition to solicitation by mail, to the extent necessary to ensure sufficient representation at the Annual Meeting, solicitations may be made by personal interview, telecommunication by officers and other regular employees of the Company. The cost of this proxy solicitation will be borne by the Company. It is contemplated that this Proxy Statement and the related form of proxy will be first sent to shareholders on April 6, 2007.

If the enclosed proxy is properly executed and returned, and the Shareholder specifies a choice on the proxy, the shares represented thereby will be voted (or withheld from voting) in accordance with the instructions contained therein. If the proxy is executed and returned but no specification is made, the proxy will be voted FOR the election of each of the nominees for director listed below, FOR the proposal to ratify the appointment of independent auditors and AGAINST the shareholder proposal described herein. The Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this proxy statement. If any other matters are presented at the Annual Meeting, the proxy holders will vote the proxies in accordance with their judgment.

A shareholder may revoke any proxy given pursuant to this solicitation at any time prior to its use, by the Shareholder voting in person at the meeting, by submitting a proxy bearing a date subsequent to the date on the proxy to be revoked or by written notice to the Secretary of the Company. A notice of revocation need not be on any specific form.

Record Date and Voting Securities

The Board of Directors has fixed the close of business on March 14, 2007 as the record date for determining the holders of Common Stock and Class B Stock entitled to notice of and to vote at the meeting. On March 14, 2007, Astronics Corporation had outstanding and entitled to vote at the meeting a total of 6,686,535 shares of Common Stock and 1,375,790 shares of Class B Stock. Each outstanding share of Common Stock is entitled to one vote and each outstanding share of Class B Stock is entitled to ten votes on all matters to be brought before the meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock and Class B Stock entitled to vote at the Annual Meeting will constitute a quorum. Each nominee for election as a director requires a plurality of the votes cast in order to be elected. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. A majority of the votes cast is required to approve the selection of the Company’s auditors and the shareholder proposal recommending the Board of Directors take action to convert the shares of Class B Stock into shares of Common Stock. Under the law of the State of New York, the Company’s state of incorporation, only “votes cast” by the shareholders entitled to vote are determinative of the outcome of the matter subject to shareholder vote. Votes withheld, abstentions and broker non-votes will be counted in determining the existence of a quorum, but will not be counted towards such nominee’s or any other nominee’s achievement of plurality or in determining the votes cast on any other proposal.

PROPOSAL 1

ELECTION OF DIRECTORS — BOARD INDEPENDENCE

The Shareholders are being asked to elect six directors to the Company’s Board of Directors to hold office until the election and qualification of their successors at the next annual meeting. The six directors who are so elected will be all of the directors of the Company. Unless the proxy directs otherwise, the persons named in the enclosed form of proxy will vote for the election of the six nominees named below. With the exceptions of Messrs. Keane and Gundermann, each of the nominees is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect. If any of the nominees should be unable to serve as a director, or for good reason will not serve, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. It is not anticipated that any of the nominees will be unable to serve.

The following information is provided concerning the nominees for director:

Raymond W. Boushie retired President of the Aerospace & Electronics segment of Crane Co. , a segment with approximately $430 million in revenues. Mr. Boushie was previously President of Crane’s Hydro-Aire Operation. Mr. Boushie received his B.A. from Colgate University, an Associate Metallurgy degree from Reynolds Metals Co. and has completed graduate work at the University of Michigan and the Wharton School of Finance and Commerce of the University of Pennsylvania.

Robert T. Brady is the Chairman of the Board, President and Chief Executive Officer of Moog Inc., a publicly traded company that is a designer and manufacturer of high performance, precision motion and fluid controls and control systems for use in aerospace, defense and industrial markets. Prior to joining Moog in 1966, Mr. Brady served as an officer in the U.S. Navy. Mr. Brady received his B.S. in Mechanical Engineering from the Massachusetts Institute of Technology and his M.B.A. from Harvard Business School.

John B. Drenning is a partner in the Buffalo, New York law firm of Hodgson Russ LLP and has been in the private practice of law since 1964. Mr. Drenning received his law degree from Cornell University.

Robert J. McKenna was President and Chief Executive Officer of Wenger Corporation, a manufacturer of facility products for performing arts and education markets from 2001 through 2005. From 1994 to 2001, Mr. McKenna was Chairman of the Board, President and Chief Executive Officer of Acme Electric Corporation, a manufacturer of power conversion systems for electronic and electrical systems. Mr. McKenna received a B.S. in Business Management from Western Kentucky University.

Kevin T. Keane has been Chairman of the Company since 1974. Mr. Keane was previously the President and Chief Executive Officer of the Company. Mr. Keane began his career with the Company as Executive Vice President in 1970 and remains active in his role as Chairman of the Board of the Company. He holds an A.B. in Economics and a M.B.A. from Harvard University.

Peter J. Gundermann has held the position of President and Chief Executive Officer of the Company since 2003. Mr. Gundermann has held the position of President of Luminescent Systems, Inc., since 1991 and has been with the Company since 1988. He holds a B.A. in Applied Mathematics and Economics from Brown University and earned a M.B.A. from Duke University.

Other Directorships

In addition to serving as a member of the Astronics Board of Directors, Robert T. Brady is presently serving on the board of directors of the following other publicly-traded companies: Moog Inc., Seneca Foods Corporation, M&T Bank Corporation and National Fuel Gas Company. In addition to serving as a member of the Astronics Board of Directors, Mr. Boushie is presently serving on the board of directors of Moog Inc. Messrs. Robert J. McKenna and Kevin T. Keane are also members of the Board of Directors of MOD-PAC CORP., a former subsidiary of the Company that was spun-off to the Company’s shareholders in March 2003.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board of Directors Independence

The Board of Directors has determined that each of its current directors, except for Messrs. Keane and Gundermann, is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect.

Board of Directors Meetings and Standing Committees

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time as appropriate. All Directors are expected to attend each meeting of the Board of Directors and the committees on which he serves, and are also invited, but not required, to attend the Annual Meeting. The Board of Directors has three standing committees: an Audit Committee, Compensation Committee, and Nominating/Governance Committee. During the year ended December 31, 2006, the Board of Directors held four meetings. Each director attended at least 75% of the meetings of the Board of Directors and of all committees on which he served.

The Audit Committee consists of Messrs. Brady (Chair), Boushie, and McKenna, each of whom is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect. The Board of Directors has determined that Messrs. Brady, Boushie and McKenna are each an “audit committee financial expert” as defined under federal securities laws. Information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year is set forth in the “Report of the Audit Committee” included in this proxy statement. The Audit Committee held four meetings in 2006. The Audit Committee is governed by a written charter approved by the Board of Directors that is posted on the Investor Relations section of the Company’s website at www.astronics.com.

The Compensation Committee consists of Messrs. Drenning (Chair), Boushie, Brady and McKenna, each of whom is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect. The Compensation Committee is responsible for reviewing and approving compensation levels for the Company’s executive officers and reviewing and making recommendations to the Board of Directors with respect to other matters relating to the compensation practices of the Company. In appropriate circumstances, the Compensation Committee considers the recommendations of Peter J. Gundermann, the Company’s Chief Executive Officer, with respect to reviewing and approving compensation levels for other executive officers. The Compensation Committee does not use outside compensation consultants on a regular basis. It does utilize market compensation data that is reflective of the markets in which the Company competes for employees. The Compensation Committee held two meetings in 2006. The Compensation Committee is not governed by a written charter.

The Nominating/Governance Committee consists of Messrs. McKenna (Chair), Boushie, Brady and Drenning, each of whom is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect. The Nominating/Governance Committee is responsible for evaluating and selecting candidates for the Board of Directors and addressing corporate governance matters on behalf of the Board of Directors. In performing its duties to recommend nominees for the Board of Directors, the Nominating/Governance Committee seeks director candidates with the following qualifications, at minimum: high character and integrity; substantial life or work experience that is of particular relevance to the Company; sufficient time available to devote to his or her duties; and ability and willingness to represent the interests of all shareholders rather than any special interest group. The Nominating/Governance Committee may use third-party search firms to identify Board of Director candidates. It also relies upon recommendations from a wide variety of its contacts, including current executive officers, directors, community leaders and shareholders, as a source for potential candidates. Shareholders wishing to submit or nominate candidates for election to the Board of Directors must supply information in writing regarding the candidate to the Nominating/Governance Committee at the Company’s executive offices in East Aurora, New York. This information should include the candidate’s name, biographical data and qualifications. Generally, the Nominating/Governance Committee will conduct a process of making a preliminary assessment of each proposed nominee based upon biographical data and qualifications. This information is evaluated against the criteria described above and the specific needs of the Company at the time. Additional information regarding proposed nominees may be requested. On the basis of the information gathered in this process, the Nominating/Governance Committee determines which nominee to recommend to the Board of Directors. The Nominating/Governance Committee uses the same process for evaluating all nominees, regardless of the source of the recommendation. The Nominating/Governance Committee held two meetings in 2006. The Nominating/Governance Committee is not governed by a written charter but acts pursuant to a resolution adopted by the Board of Directors addressing the nomination process as required by federal securities laws and NASDAQ Stock Market, LLC regulations.

Executive Sessions of the Board

Non-management directors meet regularly in executive sessions. “Non-management” directors are all those directors who are not Company employees and includes directors, if any, who are not independent as determined by the Board of Directors. The Company’s non-management directors consist of all of its current directors, except Messrs. Keane and Gundermann. An executive session of the Company’s non-management directors is generally held in conjunction with each regularly scheduled Board of Directors meeting. Additional executive sessions may be called at the request of the Board of Directors or the non-management directors.

Code of Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to its Chief Executive Officer, Chief Financial Officer as well as all other directors, officers and employees of the Company. This Code of Business Conduct and Ethics is posted on the Investor Information section of the Company’s website at www.astronics.com. The Company will disclose any amendment to this Code of Business Conduct and Ethics or waiver of a provision of this Code of Business Conduct and Ethics, including the name of any person to whom the waiver was granted, on its website.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of the Company’s Compensation Committee or any of its executive officers and any member of any other company’s board of directors or compensation committee (or equivalent), nor has any such relationship existed in the past. No member of the Compensation Committee was, during fiscal 2006 or prior thereto, an officer or employee of the Company or any of its subsidiaries.

Compensation of Directors

The following table sets forth the cash compensation as well as certain other compensation paid to the Company’s directors during the year ended December 31, 2006:

					Change in
					Pension
					Value and
					Non-qualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
Name	Paid in Cash	Awards	Awards(3)	Compensation	Earnings	Compensation	Total

Raymond W. Boushie(1)	$20,000	—	$30,250	—	—	—	$50,250
Robert T. Brady(1)	$20,000	—	$30,250	—	—	—	$50,250
John B. Drenning(1)	$20,000	—	$30,250	—	—	—	$50,250
Peter J. Gundermann(2)	—	—	—	—	—	—	—
Kevin T. Keane(1)	$30,000	—	$30,250	—	—	—	$60,250
Robert J. McKenna(1)	$20,000	—	$30,250	—	—	—	$50,250

(1)	In 2006, Messrs. Boushie, Brady, Drenning, Keane and McKenna were awarded options under the 1997 and 2005 Director Stock Option Plan to purchase 5,000 shares of Common Stock at an exercise price of $13.41 per share. These options vested in full on September 6, 2006 and terminate on March 6, 2016. At December 31, 2006, Messrs. Boushie, Brady, Drenning, Keane and McKenna had options to purchase 0, 51,518, 51,518,

137,467 and 50,151 shares of Astronics Common stock and 0, 10,094, 10,094, 0 and 9,582 shares of Astronics Class B Stock, respectively. The exercise price is 100% of the fair market value on date of grant.

(2)	Peter J. Gundermann receives no separate compensation as a director of the Company.

(3)	All options issued to directors are issued pursuant to the Company’s 1997 and 2005 Director Stock Option Plans. Options issued under this plan have an exercise price no less than the fair market value of the Common Stock on the day of grant, typically vest six months after grant, and generally expire ten years after the date of grant.

Directors’ and Officers’ Indemnification Insurance

On March 1, 2007, the Company renewed a Directors’ and Officers’ Liability Insurance policy written by The Chubb Group for a one year term expiring February 29, 2008. The annual premium is $106,335. The policy has limits of $10 million and provides indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of their conduct in such capacities. The Company has made no significant payments or claims of indemnification or expenses under any such insurance policies at any time.

The Company also has entered into indemnification agreements with its executive officers and directors. The indemnification agreements provide that the officer or director will be indemnified for expenses, investigative costs and judgments arising from certain threatened, pending or completed legal proceedings.

Contacting the Board of Directors

Although we do not have a formal policy regarding communications with the Board of Directors, shareholders may communicate with the Board of Directors by writing to: Board of Directors, Astronics Corporation, 130 Commerce Way, East Aurora, New York, 14052. Shareholders who would like their submission directed to a particular director may so specify and the communication will be forwarded, as appropriate.

REPORT OF AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management and the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee is comprised of the Directors named below, each of whom is independent as defined under Section 10A(m)(3) of the Exchange Act and under the NASDAQ Stock Market, LLC listing standards currently in effect. In addition, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002, the Board of Directors has determined that each of Messrs. Boushie, Brady and McKenna qualifies as an “audit committee financial expert.”

The Audit Committee operates under a written charter which includes provisions requiring Audit Committee advance approval of all audit and non-audit services to be provided by independent public accountants.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee also discussed with the Company’s independent auditors the overall scope and plans for their audit, and met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December, 2006 with management. The Audit Committee has also discussed with Ernst & Young LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The Audit Committee has also received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, “Independence Discussion with Audit Committees,” and has discussed the independence of Ernst & Young LLP with that firm.

Based on the review and the discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

March 8, 2007

Robert T. Brady, Chairman
Raymond W. Boushie
Robert J. McKenna

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Company’s compensation philosophy and program objectives are directed by two primary guiding principles. First, the program is intended to provide levels of compensation sufficient to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between the Company’s executives and shareholders such that a portion of each executive’s compensation is directly linked to maximizing stockholder value.

The Company’s goals are to outperform its industry, in terms of growth, financial performance, and innovation. In support of these goals, the executive compensation program is designed to energize its executive officers to outperform its industry and to reward performance that is directly relevant to the Company’s short-term and long-term success. As such, the Company provides both short-term and long-term incentives. The Committee has structured the executive compensation program with three primary underlying components: base salary, annual incentives, and long-term incentives. The Company’s compensation objective is to (i) compensate its executive officers at a base level that is competitive with salaries near the average salaries paid by companies of similar size and nature; (ii) provide the opportunity for its executive officers to earn additional compensation in the form of annual bonuses if individual and business performance goals are met; and (iii) design long-term incentive plans to focus executive efforts on the long-term goals of the Company and to maximize total return to the Company’s shareholders, while taking into account the Company’s relative performance and strategic goals.

Base Salary.  The Compensation Committee utilizes its expertise and knowledge of the markets in which the Company competes for employees in determining compensation policy. In addition, the Committee may utilize market compensation data that is reflective of the markets in which the Company operates. The Compensation Committee generally approves the salaries paid to the Company’s executive officers and as part of its responsibilities, the Compensation Committee reviews these salaries annually. Individual salary changes are based on a combination of factors such as the performance of the executive, salary level relative to the competitive market, level of responsibility, growth of Company operations and experience of the executive. In appropriate circumstances, the Compensation Committee considers the recommendations of the Company’s Chief Executive Officer. The Compensation Committee, approved salary adjustments in December 2006, effective January 1, 2007, for Messrs. Gundermann and Burney for a new annual rate of $260,000 and $176,000, respectively.

Annual Bonus.  The Compensation Committee has the authority to award discretionary annual bonuses to the Company’s executive officers. The annual incentive bonuses are intended to compensate officers for achieving financial and operational goals.

The discretionary annual bonus is paid in cash in an amount reviewed and approved by the Compensation Committee and ordinarily is paid in a single installment in the first quarter following the completion of a given fiscal year. The discretionary annual bonus is not benchmarked to a percentage of base salary, but is determined following a review of each executive’s individual performance and contribution to the Company’s tactical and strategic plans. In appropriate circumstances, the Compensation Committee considers the recommendations of the Company’s Chief Executive Officer. The Compensation Committee has not fixed a maximum payout for any officers’ annual discretionary bonus. For 2006, discretionary annual bonuses were awarded to Messrs. Gundermann and Burney in the amount of $80,000 and $50,000, respectively.

Long-Term Incentives.  The Company believes that long-term performance is achieved through an ownership culture that incentivizes its executive officers through the use of stock-based awards. The Company’s stock option plans have been established to provide certain of its employees, including its executive officers, with incentives to help align those employees’ interests with the interests of the Company’s shareholders. The Compensation Committee believes that the use of stock-based awards offers the best approach to achieving its compensation goals. The Company has not adopted stock ownership guidelines, and, other than the Company’s broad-based Employee Stock Purchase Plan, its stock option plans have provided the principal method for its executive officers to acquire equity or equity-linked interests in the Company.

Options.  The Company’s Stock Option Plan authorizes it to grant options to purchase shares of common stock to its employees. The goal of stock options is to create long-term incentives for key employees to maximize future performance of the Company. The Compensation Committee is the administrator of the Stock Option Plan. Stock option grants generally are made annually or at the commencement of employment. The Compensation Committee reviews and approves stock option awards to executive officers based upon a review of competitive compensation data, its assessment of individual performance, a review of each executive’s existing long- term incentives and retention considerations. Periodic stock option grants are made at the discretion of the compensation committee to eligible employees and, in appropriate circumstances, the Compensation Committee considers the recommendations the Company’s Chief Executive Officer. In 2006, the named executive officers were awarded stock options in the amounts indicated in the section entitled “Grants of Plan Based Awards.” Stock options granted by the Company have an exercise price equal to the fair market value of the Common Stock on the day of grant, typically vest 20% per annum based upon continued employment over a 5-year period, and generally expire ten years after the date of grant. Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code of 1986, as amended.

The Company’s 1997 and 2005 Director Stock Option Plans authorizes it to grant options to purchase shares of common stock to its directors who are not executive officers or employees. Peter J. Gundermann and David C. Burney comprise the stock option committee that administers the Director Stock Option Plans. Stock option grants generally are made during the 30-day period commencing one week after the issuance of a press release announcing the Company’s quarterly or annual results of operations. The Compensation Committee reviews and approves stock option awards to directors based upon a review of competitive compensation data, its assessment of individual performance and retention considerations. In 2006, each of Messrs. Boushie, Brady, Drenning, Keane and McKenna were awarded options under the Director Stock Option Plans to purchase 5,000 shares of Common Stock at an exercise price of $13.41 per share. These options vested in full on September 6, 2006 and terminate on March 6, 2016.

Employment Agreements

Mr. Gundermann serves as our President and Chief Executive Officer under an Employment Benefit Termination Agreement dated December 16, 2003. The agreement was effective as of December 16, 2003 and ends upon Mr. Gundermann’s attainment of age 70, unless earlier terminated in accordance with the terms of the agreement. Under this agreement, Mr. Gundermann receives an annual salary and annual bonuses as determined by the Compensation Committee. He is also eligible to participate in the Company’s employee benefit plans and to receive fringe benefits made generally available to our senior management.

In the event Mr. Gundermann’s employment is terminated within two years following, or directly or indirectly in connection with or in anticipation of, a change in control of the Company, he will be entitled to receive (i) his salary and fringe benefits through the termination date and an amount equal to the greater of two times his then current annual base salary or two times his average annual base salary for the two years preceding the termination date, (ii) all vested benefits under any Company retirement, profit sharing or supplemental retirement plan in which he participates and (iii) for a period of two years from the termination date, continue to be provided with an automobile or reimbursement of automobile expense. Mr. Gundermann has the option to receive some or all of the foregoing salary and benefits in a lump sum payment. In addition to the benefits set forth above, upon a change in control, Mr. Gundermann will be entitled to (i) exercise all vested or unvested stock options held by him on the termination date within the one year period following the termination date, or in lieu thereof, receive the bargain element of such stock options in cash, (ii) continue to receive, for a period of two years from the termination date, health, life and disability insurance coverages for which he was eligible during his employment with the Company and (iii) receive payment for accrued but unused vacation prorated for the length of his services in the calendar year in which his termination occurs.

Mr. Burney serves as our Vice President, Chief Financial Officer, Secretary and Treasurer under an Employment Benefit Termination Agreement dated December 16, 2003. The agreement was effective as of December 16, 2003 and ends upon Mr. Burney’s attainment of age 70, unless earlier terminated in accordance with the terms of the agreement. Under this agreement, Mr. Burney receives an annual salary and annual bonuses as determined by the Compensation Committee. He is also eligible to participate in the Company’s employee benefit plans and to receive fringe benefits made generally available to our senior management.

In the event Mr. Burney’s employment is terminated within two years following, or directly or indirectly in connection with or in anticipation of, a change in control of the Company, he will be entitled to receive (i) his salary and fringe benefits through the termination date and an amount equal to the greater of his then current annual base salary or his average annual base salary for the two years preceding the termination date, (ii) all vested benefits under any Company retirement, profit sharing or supplemental retirement plan in which he participates and (iii) for a period of one year from the termination date, continue to be provided with an automobile or reimbursement of automobile expense. Mr. Burney has the option to receive some or all of the foregoing salary and benefits in a lump sum payment. In addition to the benefits set forth above, upon a change in control, Mr. Burney will be entitled to (i) exercise all vested or unvested stock options held by him on the termination date within the one year period following the termination date, or in lieu thereof, receive the bargain element of such stock options in cash, (ii) continue to receive, for a period of one year from the termination date, health, life and disability insurance coverages for which he was eligible during his employment with the Company and (iii) receive payment for accrued but unused vacation prorated for the length of his services in the calendar year in which his termination occurs.

Under the agreements with Mr. Gundermann and Mr. Burney, a “change in control” means and is deemed to have occurred if there is a transfer in one or more transactions, extending over a period of not more than 24 months, of Common Stock of the Company possessing 25% or more of the total combined voting power of all of the Company’s Class A and Class B shares of Common Stock. A transfer shall be deemed to occur if shares of Common Stock are either transferred or made the subject of options, warrants or similar rights granting a third party the opportunity to acquire ownership or voting control of such Common Stock.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors (the “Committee”) determines the compensation of the Chief Executive Officer and other executive officers of the Company. The Committee is composed entirely of directors who are neither executive officers nor employees of the Company. In addition to determining the salary and bonus compensation for the Company’s executive officers, the Committee determines the grants under the Company’s Incentive Stock Option Plan and oversees the administration of other compensation plans and programs.

The Committee has reviewed the Compensation Discussion and Analysis contained elsewhere in this proxy statement and has discussed it with management. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

March 8, 2007

John B. Drenning, Chairman
Raymond W. Boushie
Robert T. Brady
Robert J. McKenna

Summary Compensation Table

The following table sets forth the cash compensation as well as certain other compensation paid during the year ended December 31, 2006, for the Company’s Named Executive Officers:

							Change in
							Pension
							Value and
							Non-Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal Position	Year	Salary	Bonus	Award	Awards	Compensation	Earnings	Compensation		Total

Peter J. Gundermann,	2006	$251,000	$80,000	$0	$119,873	$0	$0	$29,806	(1)	$480,679
President and Chief Executive Officer
David C. Burney,	2006	$160,000	$50,000	$0	$38,217	$0	$0	$32,914	(2)	$281,131
Vice President — Finance and Chief Financial Officer(2)

(1)	Represents personal use of company automobile, contributions to a medical reimbursement plan, personal financial planning and tax return preparation expense, gross up for income taxes related to benefits of $3,545 and the contribution to the Company’s Profit Sharing/401K Plan made by the Company of $12,790.

(2)	Represents club fees and dues, automobile allowance, contribution to a medical reimbursement plan, gross up for income taxes related to benefits of $2,776 and the contribution to the Company’s Profit Sharing/401K Plan made by the Company of $13,070.

Grants of Plan-Based Awards

The following table sets forth information with respect to plan-based awards granted in 2006 to the executives named in the summary compensation table. All options were granted pursuant to the Company’s 2002 Stock Option Plan.

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise or
		Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	Base Price
		Under Non-Equity			Under Equity			Shares of	Securities	of Option
		Incentive Plan Awards			Incentive Plan Awards			Stock or	Underlying	Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	per share

Peter J. Gundermann,	December 12, 2006	$0	$0	$0	$0	$0	$0	0	14,460 (1)	$17.36
President and Chief Executive Officer
David C. Burney,	December 12, 2006	$0	$0	$0	$0	$0	$0	0	4,610 (1)	$17.36
Vice President — Finance and Chief Financial Officer

(1)	The options vest at the rate of 20% per year commencing on December 12, 2007, and expire ten years after the date of grant.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the executives named in the summary compensation table relating to unexercised stock options, stock that has not vested, and equity incentive plan awards outstanding as of December 31, 2006:

	Option Awards					Stock Awards
			Equity Incentive
		Number of	Plan Awards:					Equity Incentive	Equity Incentive
	Number of	Securities	Number of					Plan Awards:	Plan Awards:
	Securities	Underlying	Securities			Number of	Market Value of	Number of	Market or Payout
	Underlying	Unexercised	Underlying			Shares or Units	Shares or Units	Unearned Shares,	Value of Unearned
	Unexercised	Options	Unexercised	Option	Option	of Stock That	of Stock That	Units or Other	Shares, Units or
	Options	Unexercis-	Unearned	Exercise	Expiration	Have Not	Have Not	Rights That Have	Other Rights That
Name	Exercisable	able	Options	Price	Date	Vested	Vested	Not Vested	Have Not Vested

Peter J.	11,183	—	—	$6.146	January 18, 2010	—	—	—	—
Gundermann,	4,193	—	—	6.146	January 18, 2010	—	—	—	—
President and Chief	10,313	—	—	12.266	April 26, 2011	—	—	—	—
Executive Officer	2,578	—	—	12.266	April 26, 2011	—	—	—	—
	9,244	2,311	—	10.221	January 25, 2012	—	—	—	—
	20,128	13,419	—	5.328	January 24, 2013	—	—	—	—
	16,320	24,480	—	5.49	February 19, 2014	—	—	—	—
	17,600	26,400	—	5.09	December 14, 2014	—	—	—	—
	4,000	16,000	—	6.50	February 18, 2015	—	—	—	—
	5,000	20,000	—	9.83	December 13, 2015	—	—	—	—
	—	14,460	—	17.36	December 12, 2016	—	—	—	—
David C. Burney,	1,863	—	—	$5.194	November 4, 2008	—	—	—	—
Vice President —	699	—	—	5.194	November 4, 2008	—	—	—	—
Finance and	1,863	—	—	5.159	January 18, 2009	—	—	—	—
Chief Financial	699	—	—	5.159	January 18, 2009	—	—	—	—
Officer	1,243	—	—	6.146	January 18, 2010	—	—	—	—
	465	—	—	6.146	January 18, 2010	—	—	—	—
	1,242	—	—	7.646	January 19, 2011	—	—	—	—
	311	—	—	7.646	January 19, 2011	—	—	—	—
	994	248	—	10.221	January 25, 2012	—	—	—	—
	2,236	1,491	—	5.328	January 24, 2013	—	—	—	—
	3,760	5,640	—	5.49	February 19, 2014	—	—	—	—
	4,040	6,060	—	5.09	December 14, 2014	—	—	—	—
	1,750	7,000	—	6.50	February 18, 2015	—	—	—	—
	1,380	5,520	—	9.83	December 13, 2015	—	—	—	—
	—	4,610	—	17.36	December 12, 2016	—	—	—	—

Options Exercised and Stock Vested

The following table sets forth information with respect to the executives named in the summary compensation table relating to the exercise of stock options, stock appreciation rights and similar rights, and the vesting of stock in connection therewith, in 2006:

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired	Realized on
Name	Exercise(1)	Exercise(1)	on Vesting	Vesting

Peter J. Gundermann, President and Chief Executive Officer	—	—	—	—
David C. Burney, Vice President — Finance and Chief Financial Officer	—	—	—	—

(1)	No options exercised in 2006.

Pension Benefits at December 31, 2006

			Present Value of	Payment
		Number of Years	Accumulated	During Last
Name	Plan Name	Credited Service	Benefit ($)	Fiscal Year (4)
(a)	(b)	(c)	(d)	(e)

Peter J. Gundermann,	Astronics Corporation	19	$506,230	—
President and Chief Executive Officer	Supplemental Retirement Plan(SERP)
	SERP-Retiree Medical, Dental and Long-Term Care	19	113,202	—
David C. Burney,	—	—	—	—
Vice President — Finance and Chief Financial Officer

The assumptions used to calculate the benefit obligation for the SERP are: Discount Rate 5.75%, Future Average Compensation Increases 5.00%. The assumptions used to calculate the benefit obligation for the SERP-Retiree Medical, Dental and Long-Term Care are: Discount Rate 5.50%, Future Average Healthcare Benefit Increases 5.00%.

The Company has a non-qualified supplemental retirement defined benefit plan for certain executives which targets a retirement benefit based on 65% of the three-year average compensation. SERP benefits are payable only to “retirement-eligible” participants, i.e., employees designated to participate in the SERP and each of whom, upon termination of employment, has attained age 65 with not less than 10 years of service (as defined) or at age 60 or later with a combined total of age and years of service equal to 90. As of March 14, 2007 Peter J. Gundermann was the only non-retired participant in the SERP.

For purposes of illustration, the following tables show the estimated amounts of annual retirement income that would be payable at the present time under various assumptions as to compensation and years of service to employees who participate is the SERP. The amounts presented are subject to reduction for Social Security benefits and for Profit Sharing benefits earned under the Company’s Defined Profit Sharing/401k Plan. A discount factor applies for retirement-eligible participants who start to receive benefits before attaining age 65.

ESTIMATED UNFUNDED SUPPLEMENTAL RETIREMENT PLAN TABLE

	Years of Service
Three Year Average Compensation	10	15	20	25	30

200,000	$100,000	$110,000	$120,000	$130,000	$130,000
250,000	125,000	137,500	150,000	162,500	162,500
300,000	150,000	165,000	180,000	195,000	195,000
350,000	175,000	192,500	210,000	227,500	227,500
400,000	200,000	220,000	240,000	260,000	260,000
450,000	225,000	247,500	270,000	292,500	292,500
500,000	250,000	275,000	300,000	325,000	325,000

Non-Qualified Deferred Compensation

The Company does not have any defined contribution or other plan that provides for the deferral of compensation.

Other Potential Post-Employment Payments

The Company has a Employment Benefit Termination Agreement with Mr. Gundermann, President and Chief Executive Officer and Mr. Burney, Vice President, Chief Financial Officer, Secretary and Treasurer.

In the event Mr. Gundermann’s employment is terminated within two years following, or directly or indirectly in connection with or in anticipation of, a change in control of the Company, he will be entitled to receive (i) his salary and fringe benefits through the termination date and an amount equal to the greater of two times his then current annual base salary or two times his average annual base salary for the two years preceding the termination date, (ii) all vested benefits under any Company retirement, profit sharing or supplemental retirement plan in which he participates and (iii) for a period of two years from the termination date, continue to be provided with an automobile or reimbursement of automobile expense. Mr. Gundermann has the option to receive some or all of the foregoing salary and benefits in a lump sum payment. In addition to the benefits set forth above, upon a change in control, Mr. Gundermann will be entitled to (i) exercise all vested or unvested stock options held by him on the termination date within the one year period following the termination date, or in lieu thereof, receive the bargain element of such stock options in cash, (ii) continue to receive, for a period of two years from the termination date, health, life and disability insurance coverages for which he was eligible during his employment with the Company and (iii) receive payment for accrued but unused vacation prorated for the length of his services in the calendar year in which his termination occurs.

In the event Mr. Burney’s employment is terminated within two years following, or directly or indirectly in connection with or in anticipation of, a change in control of the Company, he will be entitled to receive (i) his salary and fringe benefits through the termination date and an amount equal to the greater of his then current annual base salary or his average annual base salary for the two years preceding the termination date, (ii) all vested benefits under any Company retirement, profit sharing or supplemental retirement plan in which he participates and (iii) for a period of one year from the termination date, continue to be provided with an automobile or reimbursement of automobile expense. Mr. Burney has the option to receive some or all of the foregoing salary and benefits in a lump sum payment. In addition to the benefits set forth above, upon a change in control, Mr. Burney will be entitled to (i) exercise all vested or unvested stock options held by him on the termination date within the one year period following the termination date, or in lieu thereof, receive the bargain element of such stock options in cash, (ii) continue to receive, for a period of one year from the termination date, health, life and disability insurance coverages for which he was eligible during his employment with the Company and (iii) receive payment for accrued but unused vacation prorated for the length of his services in the calendar year in which his termination occurs.

In the past, the Company has also paid severance benefits to salaried employees upon termination of employment. The eligibility for such payments, and the amount thereof, has been determined by the Company on a case by case basis.

Equity Compensation Plan Information

The following table sets forth the aggregate information of the Company’s equity compensation plans in effect as of December 31, 2006.

Number of Securities
Remaining for Future
	Number of Securities to be	Weighted Average	Issuance under Equity
	Issued upon Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(excluding securities
	Warrants and Rights	Warrants and Rights	reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	877,760	$7.72	1,209,300
Equity compensation plans not approved by security holders	—	—	—

Total	877,760	$7.72	1,209,300

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information concerning persons known to the Company to own more than 5% of the outstanding shares of Common Stock or Class B Stock and the number of shares and percentage of each class beneficially owned by each director, each executive officer named in the summary compensation table and by all directors and executive officers as a group as of December 31, 2006 (an asterisk indicates less than 1% beneficial ownership of the class):

	Shares of		Shares of
	Common Stock		Class B Stock
Name and Address of Owner(1)	Number	Percentage	Number	Percentage

Raymond W. Boushie	9,000	*	—	*

Robert T. Brady(2)	93,066	1.4%	33,499	2.4%

David C. Burney(3)	34,432	*	2,917	*

John B. Drenning(4)	128,100	1.9%	75,653	5.4%

Peter J. Gundermann(5)	241,194	3.6%	60,285	4.3%

Kevin T. Keane(6)	368,280	5.4%	515,715	37.1%

Robert J. McKenna(7)	51,251	*	9,994	*

FMR Corp.(8)	385,733	5.8%	—	*
82 Devonshire Street
Boston MA 02109

Oak Forest Investment Management, Inc.(9)	453,147	6.8%	—	*
9705 Carmel Court
Bethesda, MD 20817

Lewis Capital Management, LLC(10)	372,207	5.6%	—	*
9454 Wilshire Blvd, Suite M1
Beverly Hills, CA 90212

Athena Capital Management, Inc.(11)	334,421	5.0%	—	*
Minerva Group L.P., David P. Cohen
621 E. Germantown Pike
Suite 105
Plymouth Valley, PA 19401

All directors and executive officers as a group, (7 persons)(12)	925,322	13.1%	698,063	48.9%

(1)	The address for all directors and officers listed is: 130 Commerce Way, East Aurora, New York 14052-2191.

(2)	Includes 51,518 shares of Common Stock and 10,094 shares of Class B Stock subject to options exercisable within 60 days.

(3)	Includes 24,995 shares of Common Stock and 2,174 shares of Class B Stock subject to options exercisable within 60 days.

(4)	Includes 51,518 shares of Common Stock and 10,094 shares of Class B Stock subject to options exercisable within 60 days.

(5)	Includes 114,969 shares of Common Stock and 6,771 shares of Class B Stock subject to options exercisable within 60 days and includes 6,114 shares of Common Stock and 3,064 shares of Class B Stock owned by Mr. Gundermann’s spouse, as to which he disclaims beneficial ownership.

(6)	Includes 137,467 shares of Common Stock subject to options exercisable within 60 days and includes 58,879 shares of Common Stock and 24,828 shares of Class B Stock owned by Mr. Kevin Keane’s spouse or held in a trust for the benefit of Mr. Kevin Keane’s spouse, as to which he disclaims beneficial ownership.

(7)	Includes 50,151 shares of Common Stock and 9,582 shares of Class B Stock subject to options exercisable within 60 days.

(8)	The beneficial ownership information regarding FMR Corp. is based solely upon a Schedule 13G/A filed with the SEC on February 14, 2007. FMR Corp. filed Schedule 13G/A with the SEC on behalf of its wholly-owned subsidiary, Fidelity Management & Research Company, a registered investment advisor. Fidelity Management & Research Company is the beneficial owner of the Common Stock as a result of acting as an investment advisor to various investment companies.

(9)	The beneficial ownership information regarding Oak Forest Investment Management, Inc. is based solely upon a Schedule 13G/A filed with the SEC on January 22, 2007.

(10)	The beneficial ownership information regarding Lewis Capital Management, LLC is based solely upon a Schedule 13G/A filed with the SEC on January 23, 2007.

(11)	The beneficial ownership information regarding Athena Capital Management, Inc., Minerva Group LP and David P. Cohen is based solely upon a Schedule 13G/A filed with the SEC on February 2, 2006.

(12)	Includes an aggregate of 430,617 shares of Common Stock and 38,715 shares of Class B Stock subject to options exercisable within 60 days.

PROPOSAL 2

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, with the approval of the Board of Directors, has selected Ernst & Young LLP as the independent registered public accounting firm, to act as auditors of Astronics Corporation for 2007. All services provided on the Company’s behalf by Ernst & Young LLP during fiscal 2005 and 2006 were approved in advance by the Audit Committee. Representatives of Ernst & Young LLP are expected to attend the meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Auditor Fees.  The following table sets forth the fees billed to the Company for the last fiscal year by the Company’s independent auditors, Ernst & Young LLP:

	2006	2005

Audit	$736,786	$309,328
Audit-related	—	8,815
Tax	12,046	25,344
All Other	—	—

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee may delegate to an Audit Committee member the authority to approve permitted services provided that the delegated member reports any decisions to the committee at its next scheduled meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

PROPOSAL 3

SHAREHOLDER PROPOSAL TO RECOMMEND THAT THE BOARD OF DIRECTORS TAKE ACTION TO CONVERT ALL CLASS B SHARES (CURRENTLY 10 VOTES PER SHARE) TO CLASS A SHARES (CURRENTLY ONE VOTE PER SHARE)

Donald R. McIntyre and Alexandria J. McIntyre, 8 Sunrise Terrace, West Seneca, New York 14224, who own over 9,000 shares of the Company’s stock, have advised that they intend to present the following resolution at the Annual Meeting. In accordance with the applicable proxy statement regulations, the proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below. Approval of the proposal would require a majority of the Class B shares and the Class A shares, voting together as a single class, cast in person or by proxy at the Annual Meeting

Shareholder Resolution

“This is to recommend that the Board of Directors take action to convert all Class B shares (currently 10 votes per share) into Class A shares (currently one vote per share).”

Proponent’s Supporting Statement

“Rationale for above proposal:  Tierd [sic] classes of stock, which give select investors namely top executives and members of the Board of Directors, super-sized voting privileges that far outweigh the influence that is given to common shareholders. An example would be Alberto-Culver Co. who had supervoting shares that gave its founders 27 percent of the vote even though they only held 19 percent of the equity. Astronics situation is even worse. Top executives and members of the Board of Directors controlled approximately 31 percent of the vote even though they held only approximately 18 percent of the equity at the end of 2005. Alberto-Culver, however, in 2005 got rid of its supervoting shares puting [sic] all shareholders on an equal footing. Astronics should follow suit. These tierd [sic] classes also have the effect of putting downward pressure on the stock of price as some mutual funds, for instance, won’t buy shares in companies with different classes of stock, because of the lack of voting power.”

Response of the Board of Directors

In 1987, the Company’s shareholders approved an amendment to its certificate of incorporation to establish a capitalization structure with Class B Stock (ten votes per share) and Common Stock (one vote per share). As a result, many of the Company’s shareholders may have voted in favor of, and are accustomed to, the Company’s capital structure and are attracted to the Company by the long-term stability provided by the Class B shareholders.

In addition, the Company does not currently have, nor has it ever had, a class or series of capital stock denominated as “Class A Stock.” As a result, unless the Company were to create a new class or series of capital stock, it would not be possible to convert the Class B Stock to Class A Stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THE SHAREHOLDER PROPOSAL TO RECOMMEND THAT THE BOARD OF DIRECTORS TAKE ACTION TO CONVERT ALL CLASS B SHARES (CURRENTLY 10 VOTES PER SHARE) TO CLASS A SHARES (CURRENTLY ONE VOTE PER SHARE)

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During 2006, all executive officers and directors of the Company timely filed with the Securities Exchange Commission all required reports with respect to beneficial ownership of the Company’s securities with the exception of one Form 4 filed late with regard to Kevin T. Keane.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
AND DIRECTOR INDEPENDENCE

The Company does not have written policies or procedures relating to the review, approval or ratification of related person transactions. Any such proposed transaction is submitted to the Board of Directors for approval. In 2006, the Company did not engage in any transaction with a related person in which the amount involved exceeded $120,000.

John B. Drenning, a director of the Company, is a partner in the law firm of Hodgson Russ LLP. Hodgson Russ performed legal services for the Company in 2006.

PROPOSALS OF SHAREHOLDERS FOR 2008 ANNUAL MEETING

To be considered for inclusion in the proxy materials for the 2008 Annual Meeting of Shareholders, shareholder proposals must be received by the Company no later than December 7, 2007.

If a shareholder wishes to present a proposal at the Company’s 2008 Annual Meeting of Shareholders or to nominate one or more directors, and the proposal is not intended to be included in the Company’s proxy materials relating to that meeting, such proposal or nomination(s) must comply with the applicable provisions of the Company’s by-laws and applicable law. In general, the Company’s by-laws provide that with respect to a shareholder nomination for director, written notice must be addressed to the Secretary and be received by the Company no less than 60 nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. For purposes of the Company’s 2008 Annual Meeting of Shareholders, such notice must be received not later than March 10, 2008 and not earlier than February 8, 2008. The Company’s by-laws set out specific requirements that such written notices must satisfy.

With respect to shareholder proposals (other than nominations for directors) that are not intended to be included in the Company’s proxy materials relating to the 2008 Annual Meeting of Shareholders, such proposals are subject to the rules adopted by the SEC relating to the exercise of discretionary voting authority unless notice of such a proposal is received by the Company no later than February 22, 2008.

OTHER BUSINESS

The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

Copies of the 2006 Annual Report to Shareholders of Astronics Corporation have been mailed to shareholders. Additional copies of the Annual Report, as well as this Proxy Statement, Proxy Card(s), and Notice of Annual Meeting of Shareholders, may be obtained from Astronics Corporation, 130 Commerce Way, East Aurora, New York 14052.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS, BENEFICIALLY OR OF RECORD ON MARCH 14, 2007, ON REQUEST TO SHAREHOLDER RELATIONS, ASTRONICS CORPORATION, 130 COMMERCE WAY, EAST AURORA, NEW YORK 14052.

BY ORDER OF THE BOARD OF DIRECTORS

David C. Burney

East Aurora, New York
April 6, 2007

130 Commerce Way, East Aurora, NY 14052 Phone 716-805-1599 Fax 716-805-1286

You’re Invited
to the
ANNUAL
SHAREHOLDERS’
MEETING
WEDNESDAY, MAY 9, 2007, 10:00 A.M.
Astronics Corporation
130 Commerce Way
East Aurora, New York
Few people care to attend the Annual Shareholders’ Meeting since they are formal and legalistic, or perhaps because they are not invited.
WE ARE INVITING YOU. This is your company and we would like to have you come and meet us, get to know us and enjoy yourself.
Generally, the meeting takes one hour.
ê Please detach and mail in the envelope provided. ê
■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS,
APPOINTMENT OF AUDITORS AND “AGAINST” THE SHAREHOLDER PROPOSAL TO CONVERT CLASS B STOCK TO CLASS A STOCK.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE	☒

							FOR	AGAINST	ABSTAIN
1. Election of Directors					2.	Ratify the appointment of Ernst & Young LLP as independent auditors for fiscal year 2007.	☐	☐	☐
NOMINEES
☐	FOR ALL NOMINEES	¡	Raymond W. Boushie
		¡	Robert T. Brady
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	¡ ¡ ¡ ¡	John B. Drenning Peter J. Gundermann Kevin T. Keane Robert J. McKenna		3.	To consider and vote upon a shareholder proposal recommending the Board of Directors take action to convert all of the Company’s shares of Class B Stock into shares of Class A Stock.	☐	☐	☐

					4.	In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or, any adjournment(s) thereof.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

						I plan to attend the Annual meeting.		☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:
This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■

ASTRONICS CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          The undersigned hereby appoints Kevin T. Keane and John B. Drenning, and each of them, attorneys and proxies each with full power of substitution, to vote all shares of Common Stock of Astronics Corporation held by the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held on May 9, 2007, and at all adjournments thereof, in the transaction of such business as may properly come before the meeting, and particularly the matters stated on the reverse, all in accordance with and as more fully described in the accompanying Proxy Statement.
     It is understood that this proxy may be revoked at any time insofar as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting.
     This proxy when properly executed will be voted in the manner directed therein by the undersigned. If no other indication is made this proxy will be voted “FOR” Proposals 1, 2 and “AGAINST” Proposal 3.
(Continued and to be signed on the reverse side.)

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130 Commerce Way, East Aurora, NY 14052 Phone 716-805-1599 Fax 716-805-1286

You’re Invited
to the
ANNUAL
SHAREHOLDERS’
MEETING
WEDNESDAY, MAY 9, 2007, 10:00 A.M.
Astronics Corporation
130 Commerce Way
East Aurora, New York
Few people care to attend the Annual Shareholders’ Meeting since they are formal and legalistic, or perhaps because they are not invited.
WE ARE INVITING YOU. This is your company and we would like to have you come and meet us, get to know us and enjoy yourself.
Generally, the meeting takes one hour.
ê Please detach and mail in the envelope provided. ê
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS,
APPOINTMENT OF AUDITORS AND “AGAINST” THE SHAREHOLDER PROPOSAL TO CONVERT CLASS B STOCK TO CLASS A STOCK.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE	☒

							FOR	AGAINST		ABSTAIN
1. Election of Directors					2.	Ratify the appointment of Ernst & Young LLP as independent auditors for fiscal year 2007.	☐	☐		☐
		NOMINEES
☐	FOR ALL NOMINEES	¡ ¡ ¡ ¡ ¡ ¡	Raymond W. Boushie Robert T. Brady John B. Drenning Peter J. Gundermann Kevin T. Keane Robert J. McKenna
					3.	To consider and vote upon a shareholder proposal recommending the Board of Directors take action to convert all of the Company’s shares of Class B Stock into shares of Class A Stock.	☐	☐		☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)				4.	In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or, any adjournment(s) thereof.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

									☐
					I plan to attend the Annual meeting.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:
This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■

ASTRONICS CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Kevin T. Keane and John B. Drenning, and each of them, attorneys and proxies each with full power of substitution, to vote all shares of Class B Stock of Astronics Corporation held by the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held on May 9, 2007, and at all adjournments thereof, in the transaction of such business as may properly come before the meeting, and particularly the matters stated on the reverse, all in accordance with and as more fully described in the accompanying Proxy Statement.

It is understood that this proxy may be revoked at any time insofar as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting.
     This proxy when properly executed will be voted in the manner directed therein by the undersigned. If no other indication is made this proxy will be voted “FOR” Proposals 1, 2 and “AGAINST” Proposal 3.

(Continued and to be signed on the reverse side.)

14475